Exhibit 10.3

EXECUTION VERSION

Bank of Montreal,

as Administrative Agent and Collateral Agent

115 S. LaSalle Street, Floor 25

Chicago, IL 60603

April 8, 2022

Re: Release of Guarantor

Ladies and Gentlemen:

Reference is hereby made to (i) that certain Credit Agreement, dated as of November 17, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ALTRA INDUSTRIAL MOTION CORP., a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto pursuant to Section 2.25 thereof (each, a “Designated Borrower” and, together with the Company, the “Borrowers” and each, a “Borrower”), the Lenders and BANK OF MONTREAL (“BMO”), as administrative agent thereunder (in such capacity, “Administrative Agent”), as Sustainability Structuring Agent, and as Collateral Agent thereunder and under the Security and Guarantee Documents for the Lenders, (ii) the Guarantee and Collateral Agreement, dated as of November 17, 2021 (the “Guarantee and Collateral Agreement”), by and among the Company, the Guarantors from time to time party thereto and BMO, as Collateral Agent for the Secured Parties and (iii) that certain Officer’s Certificate, dated as of April 8, 2022 (the “Officer’s Certificate”), submitted by the Company to the Administrative Agent. Each capitalized term used herein and not defined herein shall have the respective meaning given thereto in the Credit Agreement.

You have notified us that (i) JACOBS VEHICLE SYSTEMS, INC., a Delaware corporation (the “Released Guarantor”) will cease to be a Restricted Subsidiary as a result of the sale (the “Specified Disposition”) by the Company of all of the issued and outstanding equity interests of the Released Guarantor owned by the Company pursuant to the Purchase and Sale Agreement, dated as of February 8, 2022, by and between the Company and Cummins Inc., an Indiana corporation and (ii) consequently, you desire to obtain a release of the Released Guarantor from the Guarantee and Collateral Agreement and each other Loan Document to which it is a party.

Pursuant to Section 8.10 of the Credit Agreement, and in reliance on the Officer’s Certificate, the Agent hereby agrees that, upon consummation of the Specified Disposition, the Released Guarantor will be automatically released from all of its obligations under the Guarantee and Collateral Agreement and each other Loan Document to which it is a party, and all security interests and Liens upon any assets of, or Equity Interests issued by, the Released Guarantor under the Loan Documents will automatically be released; provided, that, nothing contained herein or otherwise shall be deemed a release or termination by the Agent of any security interests in and Liens upon any assets of any Loan Party other than Released Guarantor.

Upon consummation of the Specified Disposition, the Agent will, at the Company’s sole cost and expense, promptly execute, deliver and file any Uniform Commercial Code financing statement terminations, releases, cancellations, satisfactions and such other agreements, and take all other actions, reasonably requested by the Released Guarantor, to terminate (or evidence the termination of) any Liens or security interests in the Released Guarantor.

Except for the foregoing release of the Released Guarantor, the Credit Agreement, the Guarantee and Collateral Agreement and each other Loan Document is hereby confirmed and ratified in all respects and, in each case, shall remain in full force and effect according to its terms. The execution and delivery of this letter agreement and any document or agreement referred to herein or in connection herewith shall be without recourse to or representation or warranty by the Agent.

[Signature page follows.]

Very truly yours,

ALTRA INDUSTRIAL MOTION CORP.

By: /s/ Todd Patriacca

Name: Todd Patriacca

Title: Executive Vice President Finance, Chief Financial Officer and Treasurer

[Altra – Jacobs Vehicle Systems, Inc. Release]

Accepted and Agreed:

BANK OF MONTREAL,

As Administrative Agent and Collateral Agent

By: /s/ Matthew Gerber

Name: Matthew Gerber

Title: Managing Director

[Altra – Jacobs Vehicle Systems, Inc. Release]